Exhibit 10.9

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of March 2, 2011, among SERENA SOFTWARE, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages hereto (each such entity being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the First Lien Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower entered into the Credit Agreement, dated as of March 10, 2006 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), among SPYGLASS MERGER CORP., (which merged into the Borrower), the Borrower, the lending institutions and other financial institutions from time to time party thereto and LEHMAN COMMERCIAL PAPER INC., as administrative agent and collateral agent thereunder (in such capacity, the “Original Agent”);

WHEREAS, pursuant to the Original Credit Agreement, the Borrower entered into the Pledge Agreement, dated as of March 10, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Original Pledge Agreement”) in favor of the Original Agent for the benefit of the lenders party to the Original Credit Agreement in order to secure the extensions of credit made to the Borrower thereunder;

WHEREAS, the Borrower, BARCLAYS BANK PLC and certain of the Lenders (as defined below) party thereto have entered into the Amendment Agreement, dated as March 2, 2011 (the “Amendment”) in order to amend the Original Credit Agreement, the Original Security Agreement and certain of the other Credit Documents (as defined in the Original Credit Agreement) and to appoint BARCLAYS BANK PLC as successor to the Original Agent;

WHEREAS, pursuant to the Amendment, the Borrower entered into the Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL, as Lead Arranger and Bookrunner and BARCLAYS CAPITAL as Syndication Agent;

WHEREAS, (a) pursuant to the Credit Agreement, among other things, the Lenders have severally agreed to continue to make Loans to the Borrower and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Borrower upon the terms and subject to the conditions set forth therein, (b) one or more Lenders or affiliates of Lenders may from time to time enter into Hedge Agreements, and (c) the Credit Parties may incur Additional First Lien Obligations from time to time to the extent permitted by the Credit Agreement and each Additional First Lien Agreement (clauses (a), (b) and (c), collectively, the “Extensions of Credit”);

WHEREAS, the Pledgors are party to the Security Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified or replaced from time to time, the “Security Agreement”), among the Pledgors and the Collateral Agent;

WHEREAS, pursuant to the Guarantee (as amended, supplemented or modified from time to time, the “Guarantee”) entered into from time to time by the Subsidiary Pledgors, each Subsidiary Pledgor has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Secured Parties, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);

WHEREAS, each of the Subsidiary Pledgors may also unconditionally and irrevocably guaranty, as primary obligors and not merely as sureties, for the benefit of the First Lien Secured Parties under any Additional First Lien Agreements, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Additional First Lien Obligations;

WHEREAS, each of the Subsidiary Pledgors are Guarantors and may be guarantors of the Additional First Lien Obligations;

WHEREAS, each Pledgor is a U.S. Subsidiary;

WHEREAS, the proceeds of the Extensions of Credit have been or will be, as the case may be, used in part to enable the Borrower to make valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it has derived or will derive, as the case may be, substantial direct and indirect benefit from the making of the Extensions of Credit;

WHEREAS, as a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Original Credit Agreement the Borrower and the Subsidiary Pledgors executed and delivered this Pledge Agreement to the Collateral Agent for the ratable benefit of the “Secured Parties” (as defined in the Original Credit Agreement);

WHEREAS, pursuant to the Amendment and the Credit Agreement, the Borrower and the Subsidiary Pledgors have agreed to amend and restate the Original Pledge Agreement on the terms set forth in this Pledge Agreement for the benefit of the First Lien Secured Parties; and

WHEREAS, (a) the Borrower and the Subsidiary Pledgors are the legal and beneficial owners of the Equity Interests, as described under Schedule 1 hereto and issued by the entities named therein (the pledged Equity Interests are, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”), as described under Schedule 1 hereto and issued by the entities named therein, in each case as such schedule may be amended pursuant to Section 9.12 of the Credit Agreement or any equivalent provision of any Additional First Lien Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrower under the Credit Agreement, to induce the holders of any Additional First Lien Obligations to make their advances under the applicable Additional First

Lien Agreement, to induce the holders of any Additional First Lien Obligations to make their advances under the applicable Additional First Lien Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements, the Pledgors hereby agree with the Collateral Agent, for the benefit of the First Lien Secured Parties, to amend and restate the Original Pledge Agreement as follows:

1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) “Proceeds” and any other term used herein or in the Credit Agreement without definition that is defined in the UCC has the meaning given to it in the UCC.

(c) “Additional First Lien Agreement” shall mean any indenture, credit agreement or other document, instrument or agreement, if any, pursuant to which any Pledgor has or will incur Additional First Lien Obligations; provided that, in each case, the Indebtedness thereunder has been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.16 of the Security Agreement.

(d) “Additional First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Pledgor arising under any Additional First Lien Agreement which is permitted under the Credit Agreement as Permitted Other Debt, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Pledgor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.16 of the Security Agreement.

(e) “Additional First Lien Secured Party Consent” shall mean a consent in the form of Annex F to the Security Agreement.

(f) “Authorized Representative” shall mean (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized agent, trustee or representative of any other First Lien Secured Party under Additional First Lien Agreements designated as “Authorized Representative” for any First Lien Secured Party in an Additional First Lien Secured Party Consent delivered to the Collateral Agent.

(g) “Credit Party” shall mean the Borrower, the Subsidiary Pledgors and each other Subsidiary of the Borrower that is a party to the Credit Agreement, any other Credit Document or any Additional First Lien Agreement.

(h) “Default” or “Event of Default” shall mean a “default” or “event of default” under the Credit Agreement or under any Additional First Lien Agreement.

(i) As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

(j) “First Lien Obligations” shall mean collectively, the Obligations and any Additional First Lien Obligations.

(k) “First Lien Secured Parties” shall mean collectively, the Secured Parties and, if any, the holders of Additional First Lien Obligations and any Authorized Representative with respect thereto.

(l) “Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement or any other intercreditor agreement among holders of First Lien Obligations.

(m) As used herein, the term “Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Credit Agreement (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by the Borrower under the Credit Agreement or any other Credit Documents in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of the Borrower or any other Credit Party to any of the Secured Parties under the Credit Agreement and any other Credit Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Credit Documents, (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Pledge Agreement or the other Credit Documents, (iv) the due and punctual payment and performance of all obligations of each Credit Party under each Hedge Agreement that (x) is in effect on the Closing Date with a counterparty that is a Lender or an affiliate of a Lender as of the Closing Date or (y) is entered into after the Closing Date with any counterparty that is a Lender or an affiliate of a Lender at the time such Hedge Agreement is entered into and (v) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or its affiliates arising from or in connection with (a) treasury, depositary, cash management services or (b) automated clearinghouse transfer of funds.

(n) “Original Agent” shall have the meaning assigned to such term in the recitals hereto.

(o) “Original Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

(p) “Original Pledge Agreement” shall have the meaning assigned to such term in the recitals hereto.

(q) As used herein, the term “Secured Parties” shall mean, collectively, (i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Letter of Credit Issuer, (v) the Swingline Lender, (vi) the Syndication Agent, (vii) each counterparty to a Hedge Agreement the obligations under which constitute Obligations, (viii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Agreement or any document executed pursuant thereto and (ix) any successors, indorsees, transferees and assigns of each of the foregoing.

(r) As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the First Lien Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions

(s) As used herein, the term “U.S. Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

(t) References to “Lenders” in this Pledge Agreement shall be deemed to include (x) affiliates of Lenders that may from time to time enter into Hedge Agreements and (y) if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement, the requisite holders or lenders of such Additional First Lien Obligations.

(u) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(v) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(w) This Pledge Agreement amends and restates the Original Pledge Agreement. The Obligations of the Pledgors under the Original Pledge Agreement and the grant of security interest in the Collateral by the Pledgors under the Original Pledge Agreement shall continue under this Pledge Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Pledge Agreement. All references to the term “Pledge Agreement” in any Credit Document (other than this Pledge Agreement) or other document or instrument delivered in connection therewith shall be deemed to refer to this Pledge Agreement and the provisions hereof. It is understood and agreed that the Original Pledge Agreement is being amended and restated by entry into this Pledge Agreement on the date hereof.

2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and grants to the Collateral Agent, for the benefit of the First Lien Secured Parties, and confirms its prior grant under the Original Pledge Agreement for the benefit of the Secured Parties, a lien on and a security interest in (“Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral.

Notwithstanding anything to the contrary in this Section 2, the Collateral shall not include (i) any Excluded Stock and (ii) General Intangibles or Investment Property to the extent the grant of a Lien therein pursuant to this Agreement is prohibited by any contract, agreement, instrument or indenture governing such General Intangibles or Investment Property without the consent of any other party thereto (other than a Credit Party or a wholly owned subsidiary of a Credit Party) unless such consent has been expressly obtained, or would give any other party (other than a Credit Party or a wholly owned subsidiary of a Credit Party) to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Pledgor to seek or obtain any such consents referred to in clause (ii) above).

(d) Notwithstanding anything to the contrary in this Section 2, at the Borrower’s option, the term Collateral, as it refers to the Collateral securing Additional First Lien Obligations, shall not include any Stock and other securities of a Subsidiary to the extent that the pledge of such Stock and other securities would result in the Borrower being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Additional First Lien Obligations affected; provided that neither the Borrower nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Stock pursuant to this clause (ii). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended (“Rule 3-16”) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Borrower due to the fact that such Subsidiary’s Stock secures the Additional First Lien Obligations affected thereby, then the Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Additional First Lien Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Pledge Agreement may be amended or modified, without the consent of any First Lien Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Stock that are so deemed to no longer constitute part of the Collateral for the relevant Additional First Lien Obligations only. In the event that Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Stock to secure the Additional First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Additional First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Pledge Agreement, nothing in this clause (d) shall limit the pledge of such Stock and other securities from securing the Obligations (as defined in the Credit Agreement) at all times or from securing any Additional First Lien Obligations that are not in respect of securities subject to regulation by the SEC.

3. Security for the First Lien Obligations. This Pledge Agreement secures the payment of all the First Lien Obligations of each Credit Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the First Lien Obligations and would be owed by any of the Credit Parties to First Lien Secured Parties under the Credit Documents or any Additional First Lien Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Credit Party.

4. Delivery of the Collateral. All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Credit Agreement, any Additional First Lien Agreement or any Intercreditor Agreement then in effect and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that, the Borrower shall have no duty to deliver any Collateral held by the Original Agent as of the date hereof but shall use its commercially reasonable efforts to cause the Original Agent to deliver such Collateral. Subject to the terms of any Intercreditor Agreement, the Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 1 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supersede any prior schedules so delivered.

5. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder or any equivalent provision of any Additional First Lien Agreement. Except as set forth on Schedule 1, the Pledged Shares represent all (or 65 percent, in the case of any issuer that is not a U.S. Subsidiary) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for the Lien created by this Pledge Agreement and by any Additional First Lien Agreement.

(c) As of the date of this Pledge Agreement, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the First Lien Obligations, in favor of the Collateral Agent for the benefit of the First Lien Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

(a) The Equity Interests in any U.S. Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder are represented by a certificate and in the organizational documents of such U.S. Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

(b) Each Pledgor will cause any Indebtedness for borrowed money in an aggregate principal amount exceeding $2,500,000 owed to such Pledgor and required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement or in any equivalent provision of any Additional First Lien Agreement to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof or any Additional First Lien Agreement.

7. Further Assurances. Subject to the proviso to the first sentence in Section 4, each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral

Agent or the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations) may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

8. Voting Rights; Dividends and Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement, the other Credit Documents or any Additional First Lien Agreement.

(ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement or any Additional First Lien Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default (subject to the terms of any Intercreditor Agreement), provided that, unless otherwise directed by the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations), the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.

9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not (i) except as permitted by the Credit Agreement and each Additional First Lien Agreement, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and the Liens permitted under the Credit Agreement and any Additional First Lien Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets permitted by the Credit Agreement and each Additional First Lien Agreement, and such assets are or include any of the Collateral, the Collateral Agent shall release such Collateral to such Pledgor free and clear of the Lien under this Pledge Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each U.S. Subsidiary to pledge, to the Collateral Agent for the ratable benefit of the First Lien Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or U.S. Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement or in any equivalent provision of any Additional First Lien Agreement, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and

(c) defend its and the Collateral Agent’s title and interest to and in all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien of this Pledge Agreement and the Liens permitted under the Credit Agreement and any Additional First Lien Agreement), however arising, and against any and all Persons whomsoever.

10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other First Lien Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) Subject to the terms of any Intercreditor Agreement, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any First Lien Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, subject to the terms of any Intercreditor Agreement, and the Collateral Agent or such First Lien Secured Party may pay the purchase price by crediting the amount thereof against the First Lien Obligations in accordance with the priorities set forth in Section 12(b). Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Pledge Agreement, the other Credit Documents, any Additional First Lien Agreement or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder, under any other Credit Document (or under any Additional First Lien Agreement) on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under any other Credit Document or under any Additional First Lien Agreement;

(ii) second, to the First Lien Secured Parties, an amount equal to all Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such First Lien Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Notwithstanding the foregoing, if any Intercreditor Agreement has been entered into among the holders of First Lien Obligations which provides for the application of proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, then such proceeds shall be applied pursuant to the terms of such Intercreditor Agreement and in making the determination and allocations required in any Intercreditor Agreement the Collateral Agent may conclusively rely upon information supplied by the applicable Authorized Representatives as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such First Lien Obligations and the Collateral Agent shall have no liability to any of the First Lien Secured Parties for actions taken in reliance on such information.

Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c) Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

(d) The Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(e) All payments received by any Pledgor after the occurrence and during the continuance of an Event of Default in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

13. Amendments, etc. with Respect to the First Lien Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the First Lien Obligations made by the Collateral Agent or any other First Lien Secured Party may be rescinded by such party and any of the First Lien Obligations continued, (b) the First Lien Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other First Lien Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit, any Additional First Lien Agreement and any other documents executed and delivered in connection therewith and the Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Administrative Agent or the Collateral Agent or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders (or if there are any Additional First Lien Obligations outstanding, subject to the terms of any Intercreditor Agreement among the holders of First Lien Obligations, the requisite holders or lenders of such Additional First Lien Obligations), as the case may be, or, in the case of any Hedge Agreement or documents entered into with the Administrative Agent or any of its affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other First Lien Secured Party for the payment of the First Lien Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other First Lien Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the First Lien Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other First Lien Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any Pledgor or any other person, and any failure by the Collateral Agent or any other First Lien Secured Party to make any such demand or to collect any payments from the Borrower or any Pledgor or any other person or any release of the Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other First Lien Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

14. Continuing Security Interest; Assignments Under the Credit Agreement; Release.

(a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other First Lien Secured Parties and their respective successors, indorsees, transferees and assigns until all the First Lien Obligations (other than any contingent indemnity obligations not then due) under the Credit Documents and any Additional First Lien Agreements shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement and any Hedge Agreement the Credit Parties may be free from any First Lien Obligations.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the pledge of such Subsidiary Pledgor shall be automatically released (x) as it relates to the Obligations, upon the consummation of any transaction permitted under the Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Subsidiary Guarantor and (y) as it relates to any Additional First Lien Obligations under any Additional First Lien Agreement, upon the consummation of any transaction permitted by such Additional First Lien Agreement, as a result of which such Subsidiary Pledgor ceases to be a guarantor thereunder.

(c) Subject to the terms of any Intercreditor Agreement, the Security Interests in any Collateral created hereby shall be automatically released and such Collateral sold free and clear of the Lien and Security Interests created hereby (x) upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement and any Additional First Lien Agreements or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 13.1 of the Credit Agreement and any applicable provision in any Additional First Lien Agreement and (y) as otherwise provided in any applicable Intercreditor Agreement.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.

15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the First Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any First Lien Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 13.2 of the Credit Agreement (whether or not then in effect). All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect). All notices to any holder of Additional First Lien Obligations shall be given to it in care of the applicable Authorized

Representative at such Authorized Representative’s address set forth in the applicable Additional First Lien Secured Party Consent or Additional First Lien Agreement, as the case may be, as such address may be changed by written notice to the Collateral Agent and the Borrower.

17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Collateral Agent and the Borrower.

18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

19. Integration. This Pledge Agreement together with the other Credit Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

20. Amendments in Writing; No Waiver; Cumulative Remedies.

(a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Administrative Agent in accordance with Section 13.1 of the Credit Agreement and by each other party to the extent required by, and in accordance with, any Intercreditor Agreement.

(b) Neither the Collateral Agent nor any First Lien Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other First Lien Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other First Lien Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other First Lien Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

21. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. Successors and Assigns. The provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by both the Credit Agreement and each Additional First Lien Agreement.

23. WAIVER OF JURY TRIAL. EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

24. Submission to Jurisdiction; Waivers. Each of the Pledgors hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, the other Credit Documents and any Additional First Lien Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of the Collateral Agent or any other First Lien Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Collateral Agent or any other First Lien Secured Party to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

25. Acknowledgements. Each Pledgor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Pledge Agreement and the other Credit Documents to which it is a party;

(b) neither the Collateral Agent nor any other First Lien Secured Party has any fiduciary relationship with or duty (except as provided in Section 11 hereof) to any Pledgor arising out of or in connection with this Pledge Agreement, any of the other Credit Documents or any Additional First Lien Agreement, and the relationship between the Pledgors, on the one hand, and the Collateral Agent and the other First Lien Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and any other First Lien Secured Party or among the Pledgors and the Lenders and any other First Lien Secured Party.

26. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

27. Intercreditor Agreement. Notwithstanding any provision to the contrary in this Pledge Agreement if any Additional First Lien Obligations are outstanding, this Pledge Agreement is subject to the provisions of any Intercreditor Agreement and in the event of any conflict or inconsistency between the provisions of any Intercreditor Agreement and this Pledge Agreement, the provisions of such Intercreditor Agreement shall prevail.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

SERENA SOFTWARE, INC.

By:	/s/ Robert I. Pender, Jr.
	Name:	Robert I. Pender, Jr.
	Title:	Senior Vice President, Chief Financial Officer

BARCLAYS BANK PLC,
as Collateral Agent

By:	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Vice President

[Signature Page to Pledge Agreement]

SCHEDULE 1

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	No. of Shares	Percentage of Issued and Outstanding Shares
Serena Software, Inc.	Serena Software do Brasil LTDA	Quota (common)	Uncertificated	58,499	65%
Serena Software, Inc.	Serena Holdings	Ordinary	no number	40,612,128	65%
Serena Software, Inc.	Serena Software GmbH	n/a	Uncertificated	317	65%
Serena Software, Inc.	Serena Software Nordic AB	Position 1 (500 shares) Position 2 (500 shares)	Uncertificated	650	65%
Serena Software, Inc.	Serena Software Benelux BVBA	n/a	Uncertificated	482	65%
Serena Software, Inc.	Serena Software Canada Limited	Common shares	3	650	65%

Pledged Debt

Promissory Note dated April 6, 2006 in the amount of $38,227,000 payable by Serena Holdings to the Borrower with allonge

Schedule 1-1

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [            ] dated as of [                    ] to the PLEDGE AGREEMENT dated as of [                    ], 2011, among SERENA SOFTWARE, INC., a Delaware corporation, (the “Borrower”), each of the Subsidiaries of the Borrower listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and BARCLAYS BANK PLC, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A. Reference is made to [(a)] the Credit Agreement, dated as of [                    ], 2011 (as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent, BARCLAYS CAPITAL as Lead Arranger and Bookrunner, and BARCLAYS CAPITAL as Syndication Agent [and (b) the Guarantee dated as of [ ], (as the same may be amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Guarantors party thereto and the Collateral Agent].1

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Administrative Agent, the Collateral Agent, the Syndication Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders, the Letter of Credit Issuer and any lender under any Additional First Lien Agreement to make their respective Extensions of Credit to the Borrower under the Credit Agreement or an Additional First Lien Agreement, as applicable, and to induce one or more Lenders or affiliates of Lenders to enter into Hedge Agreements.

D. The undersigned [Pledgors][Subsidiary Guarantors] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with any Equity Interests obtained in the future of the issuer of such Pledged Shares (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness (the “Additional Pledged Debt”) described under Schedule 1 hereto.

E. Section 9.12 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Agent for the ratable benefit of the First Lien Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under

[1]	There are no Guarantors as of the Closing Date; include to the extent Guarantees have been provided pursuant to the Credit Agreement.

Annex A-1

the Pledge Agreement] in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent, for the ratable benefit of the First Lien Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Additional Collateral. For purposes of this Supplement, the term “proceeds” includes whatever is receivable or received when Additional Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Additional Pledgor or the Collateral Agent from time to time with respect to any of the Additional Collateral.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledged Shares.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]2

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows:

[2]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

Annex A-2

(a) Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement and the comparable schedules to each other Supplement to the Pledge Agreement, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1 hereto, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Additional Collateral, securing the payment of the Obligations, in favor of the Collateral Agent for the ratable benefit of the First Lien Secured Parties.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Agent.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such

Annex A-3

provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 13.2 of the Credit Agreement (whether or not then in effect).

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Agent for its respective reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

Annex A-4

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

[NAME OF ADDITIONAL PLEDGOR]

By:
Name:
Title:

BARCLAYS BANK PLC, AS COLLATERAL AGENT

By:
Name:
Title:

SCHEDULE 1

TO SUPPLEMENT NO. [        ]

TO THE PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Stock	Stock Certificate No(s)	Number of Shares	Percentage of Issued and Outstanding Shares

Pledged Debt

Pledgor	Issuer	Initial Principal Amount	Date of Note	Maturity Date